Exhibit 99.1

Rodobo International, Inc. Raises $3.0 Million From Institutional Investors Through Private Placement

HARBIN, China, June 18, 2010— PRNewswire-Asia-FirstCall/ -- Rodobo International, Inc. (the “Company” or “Rodobo”) (OTC Bulletin Board: RDBO.OB - News), announced today that it has signed an agreement with various institutional investors for the private placement of an aggregate of 1,111,112 shares of its common stock and warrants to purchase 555,556 shares of its common stock for an aggregate purchase price of $3,000,000, or $2.70 per share.  The warrants are immediately exercisable following issuance, have a term of exercise of 5 years and an exercise price of $3.50 per share.

 The transaction is expected to be consummated on June 21, 2010. The Company intends to use the proceeds of the private placement for general corporate purposes, which may include working capital, capital expenditures, acquisitions of new businesses and investments.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM - News), served as the Company's lead placement agent and FT Global Capital, Inc. served as the Company’s co-placement agent for the transaction.

The shares and warrants offered in the private placement and the shares issuable upon the exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares of common stock and warrants were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the securities issued in the offering and issuable upon the exercise of the warrants within thirty days of the date of the registration rights agreement entered into in connection with the transaction. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

About Rodobo International, Inc.:

Rodobo International, Inc. is one of the leading non-state-owned dairy companies in China. Through its wholly-owned operating subsidiaries and variable interest entity, Rodobo International, Inc. is a producer and distributor of high-quality formula milk powder products for infants, children, the middle-aged and the elderly in China. The Company's products are sold under the brand names “Rodobo”, “Healif” and “Peer” and are produced in cutting edge facilities under superior quality control systems and in compliance with high industry standards.

Safe Harbor Statement:

This press release and the statements of representatives of Rodobo International, Inc., and its consolidated subsidiaries (collectively, the “Company”) related thereto contain, or may contain, among other things, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are “forward-looking statements,” including statements regarding: the impact of the recent acquisitions on the business and operations of the Company; the ability of the Company to achieve its commercial objectives including increased growth, revenues, earnings, and production capacity; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are subject to significant known and unknown risks and uncertainties and are often identified by the use of forward-looking terminology such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company undertakes no duty to update these forward-looking statements except as required by law.

For more information, please contact:

     Xiuzhen Qiao
     Rodobo International Inc
     Tel:    +86-451-8226-5922
     Email: qiaozhen1973@163.com

     Haiming Liu
     Rodobo International Inc.
     Tel: +86-13883931103
     Email: hmlwuhangeneral@hotmail.com